Exhibit 10.2

THE EXCHANGE CONTEMPLATED HEREIN IS INTENDED TO COMPORT WITH THE REQUIREMENTS OF SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exchange Agreement

This Exchange Agreement (this “Agreement”) is executed as of November 17, 2015 by and between Breathe eCig Corp. (formerly known as DNA Precious Metals, Inc.), a Nevada corporation (the “Company”), and Typenex Co-Investment, LLC, a Utah limited liability company, its successors and/or assigns (“Holder”).

A.           Pursuant to that certain Securities Purchase Agreement dated April 28, 2014 (the “Purchase Agreement”) between Holder and the Company, the Company issued to Holder, among other securities, a certain Warrant to Purchase Shares of Common Stock dated April 28, 2014 (the “Warrant”). Capitalized terms not defined herein shall have the same meaning as set forth in the Warrant.

B.            Effective as of the date hereof, the Company and Holder entered into a certain Settlement Agreement, Waiver and Release of Claims (the “Settlement Agreement”) pursuant to which, among other things, the parties resolved certain disputes between them related to the Purchase Agreement and the Warrant.

C.            Pursuant to the terms of the Settlement Agreement and subject to the terms of this Agreement, Holder and the Company desire to exchange (such exchange is referred to as the “Warrant Exchange”) the Warrant for 8,000,000 shares (the “Exchange Shares”) of Common Stock of the Company (“Common Stock”). The Warrant Exchange will consist of Holder surrendering the Warrant in return for the Exchange Shares, which will be issued subject to the restrictions set forth herein. Other than the surrender of the Warrant, no consideration of any kind whatsoever shall be given by Holder to the Company in connection with this Agreement.

D.            Pursuant to the terms and conditions hereof, Holder and the Company agree to exchange the Warrant for the Exchange Shares.

E.            As a material inducement for Holder to enter into this Agreement, the parties shall execute and deliver, or cause to be delivered, as applicable, to one another the applicable Transaction Documents (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.             Issuance of Exchange Shares. Subject to the ownership limitation set forth in Section 8.21 below, pursuant to the terms and conditions of this Agreement, the Warrant Exchange shall occur with Holder surrendering the Warrant to the Company in exchange for the Exchange Shares; provided, however, that 4,000,000 of the Exchange Shares (the “Initial Exchange Shares”) shall be delivered to Holder at the Closing (as defined below) and the remaining 4,000,000 Exchange Shares (the “Subsequent Exchange Shares”) shall be delivered to Holder on or before January 1, 2016. Holder and the Company also agree that upon surrender, the Warrant shall be cancelled and all obligations of the Company thereunder shall be deemed fulfilled with its delivery of the Exchange Shares to Holder. Notwithstanding the foregoing, Holder shall have no obligation to deliver the Warrant to the Company unless and until all of the Initial Exchange Shares have become Free Trading (as defined below) in Holder’s brokerage account. The Exchange Shares shall be delivered electronically via DWAC in the manner set forth in the Warrant. For purposes hereof, the term “Free Trading” means that (i) the Exchange Shares have been cleared and approved for public resale by the compliance departments of Holder’s brokerage firm and the clearing firm servicing such brokerage, and (ii) such Exchange Shares are held in the name of the clearing firm servicing Holder’s brokerage firm and have been deposited into such clearing firm’s account for the benefit of Holder.

2.             Closing Date; Deliveries. The closing of the transaction contemplated hereby (the “Closing”) along with the delivery of the Transaction Documents shall occur as is mutually agreed to by the Company and Holder (the “Closing Date”) by means of the exchange by express courier and email of .pdf documents, but shall be deemed to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah. On the Closing Date, prior to or contemporaneously with the execution and delivery of this Agreement, the following events shall occur:

2.1.           The Company shall execute and deliver to Holder the Secretary’s Certificate (as defined below).

2.2.           Mutual delivery of all other Transaction Documents, including without limitation this Agreement.

2.3.           The Company shall issue the Initial Exchange Shares to Holder in the manner and in accordance with the terms and conditions set forth in this Agreement (including without limitation subject to Section 8.21 below), which Initial Exchange Shares must be Free Trading in Holder’s brokerage account to be deemed to have been received by Holder.

2.4.           Once the Initial Exchange Shares have become Free Trading in Holder’s brokerage Account, Holder shall deliver the Warrant to the Company for cancellation.

3.            Holding Period, Tacking and Legal Opinion. The Company represents, warrants and agrees that for the purposes of Rule 144 (“Rule 144”) of the Securities Act of 1933, as amended (the “Securities Act”), the holding period of the Exchange Shares issued hereunder will include the holding period of the Warrant from April 28, 2014, which date is the date that the Warrant was issued. The Company agrees not to take a position contrary to this Section 3 and further acknowledges that the Warrant has not been amended or altered since such date. The Company agrees to take all action necessary to issue the Exchange Shares without restriction, except as set forth herein, and not containing any restrictive legend without the need for any action by Holder; provided that the applicable holding period has been met. In furtherance thereof, prior to the Closing, counsel to Holder may, in its sole discretion, provide an opinion that: (i) the Exchange Shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements; and (ii) the transactions contemplated hereby and all other documents associated with this transaction comport with the requirements of Section 3(a)(9) of the Securities Act. The Company represents that it is not subject to Rule 144(i). The Company acknowledges and understands that the representations and agreements of the Company in this Section 3 are a material inducement to Holder’s decision to consummate the transactions contemplated herein.

4.             Representations, Warranties and Covenants of Holder. Holder represents, warrants, and covenants to the Company that:

4.1.           Investment Purpose. Holder is acquiring the Exchange Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, Holder reserves the right to dispose of the Exchange Shares at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act.

4.2.           Accredited Investor Status. Holder is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

4.3.           Transfer or Resale. Holder understands that: (i) the Exchange Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) Holder shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Exchange Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of the Exchange Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Exchange Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Exchange Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

4.4.           Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Holder and is a valid and binding agreement of Holder enforceable in accordance with its terms.

4.5.           Brokers. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by Holder in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Holder or any action taken by Holder.

5.             Representations, Warranties, and Covenants of the Company. The Company hereby makes the representations set forth below and covenants and agrees as follows to Holder (in addition to those set forth elsewhere herein):

5.1.           Organization and Qualification. The Company has been duly organized, validly exists and is in good standing under the laws of the State of Nevada.  The Company has full corporate power and authority to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by the United States Bankruptcy Code and laws effecting creditors’ rights, generally.

5.2.           Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents and to issue the Exchange Shares in accordance with the terms hereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Exchange Shares, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, and (v) the Company’s signatory has full corporate or other requisite authority to execute the Transaction Documents and to bind the Company. The Company’s Board of Directors has duly adopted a resolution authorizing this Agreement and ratifying its terms, as indicated by the “Secretary’s Certificate” attached hereto as Exhibit A.

5.3.           Issuance of Exchange Shares. The issuance of the Exchange Shares is duly authorized and the Exchange Shares are and will be, upon issuance, free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description other than liens in favor of Holder, and when issued will be validly issued, fully paid and non-assessable.

5.4.           No Conflicts. The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement will not contravene any provision of applicable law or the charter documents of the Company or any agreement or other instrument binding upon the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement.

5.5.           SEC Documents: Financial Statements. None of the Company’s filings (“SEC Documents”) filed with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since April 28, 2014, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

5.6.           Brokers. The Company has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fees or similar payments by Holder relating to this Agreement or the transactions contemplated hereby.  The Company shall indemnify and hold harmless each of Holder, its employees, officers, directors, stockholders, managers, agents, attorneys, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing fees.

5.7.           Authorization and Issuance.  The Warrant was authorized by all necessary company action and validly issued and executed, and the Company’s signatory had full corporate or other requisite authority to execute such agreements and to bind the Company.

5.8.           Holding Period. After due inquiry, the Company represents and warrants that at all times, the Company has complied in all material respects with all applicable securities and other applicable laws in relation with the issuance, holding and transfers of the Warrant. To the Company’s knowledge, no violation of securities and other applicable laws occurred in connection with the acquisition, issuance, or holding of the Warrant.

5.9.           No Modifications. No written document, agreement, instrument, contract, amendment or modification to the Warrant exists that supplements, modifies, or amends the terms set forth in the Warrant.

5.10.           Exchange Shares Exempt. Subject to the performance by Holder of its obligations under this Agreement and the accuracy of the representations and warranties of Holder, the issuance of the Exchange Shares will be exempt from the registration requirements of the Securities Act pursuant to Rule 144.

5.11.           Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the Company or its operations.

5.12.           No Additional Consideration. The Company has not received any cash or property consideration in any form whatsoever for entering into this Agreement, other than the surrender of the Warrant.

5.13.           Recitals.  All of the information, facts and representations set forth in the Recitals section of this Agreement are in all respects true and accurate as of the date hereof and are incorporated as representations and warranties of the Company as if set forth in this Section 5.

5.14.           Reporting Status. With a view to making available to Holder or its assignees the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit Holder or its assignees to sell securities of the Company to the public without registration, and as a material inducement to Holder’s purchase of the Exchange Shares, the Company represents, warrants and covenants to the following:

(a)           The Company’s Common Stock is registered under Section 12(g) of the Exchange Act.

(b)           The Company is not and has never been a “shell company,” as defined in of Rule 144(i)(1)(i), or is in compliance with Rule 144(i)(2).

(c)           So long as Holder beneficially owns any of the Exchange Shares and for at least twenty (20) days thereafter (the “Registration Period”), the Company shall timely make all filings required to be made by it under the Securities Act, the Exchange Act, Rule 144 or any United States state securities laws and regulations thereof applicable to the Company or by the rules and regulations of the principal trading market and such reports shall conform to the requirement of the applicable laws, regulations and government agencies, and, unless such filing is publicly available on the SEC’s EDGAR system (via the SEC’s web site at no additional charge), the Company shall provide a copy thereof to Holder promptly after such filing.

(d)           During the Registration Period, the Company shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the Securities Act, is publicly available.

(e)           The Company shall furnish to Holder so long as Holder owns Securities, promptly upon request, a written statement by the Company that it has complied with the reporting requirements of Rule 144.

5.15.           Issuer Status. During the Registration Period, the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

5.16.           Listings or Quotation. The Company’s Common Stock shall be listed or quoted for trading on any of (i) the New York Stock Exchange, (ii) Nasdaq, (iii) OTCQX, (iv) OTCQB, or (v) OTC Pink Current Information.

5.17.           Termination. The Purchase Agreement is hereby terminated with respect to the Warrant and the Exchange Shares, but remains in full force and effect with respect to all promissory notes issued thereunder and nothing herein alters or amends either such promissory notes or the Purchase Agreement as it relates to or is applicable to such promissory notes.

5.18.           Trading. For so long as Holder holders any Exchange Shares, trading in the Company’s Common Stock shall not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease on the Company’s principal trading market.

6.            Deliverables; Transaction Documents. Together with its execution of this Agreement, the Company shall execute and deliver the Secretary’s Certificate. This Agreement, the Secretary’s Certificate, the Exchange Shares and any other documents, agreements, or instruments entered into or delivered in connection with this Agreement, or any amendments to any of the foregoing, are collectively referred to as the “Transaction Documents”. For the avoidance of doubt, all of the Transaction Documents entered into by the parties in connection with the Purchase Agreement (other than the Warrant and the Purchase Agreement) shall continue to apply to the Exchange Shares as if the Exchange Shares were issued concurrently therewith.

7.             Releases and Waivers.

7.1.           Upon the delivery of the Initial Exchange Shares (referred to as “Payment in Full”), Holder releases and forever discharges the Company of and from any and all manner of actions, suits, debts, sums of money, contracts, agreements, claims and demands at law or in equity, that Holder had, or may have arising from the Warrant.

7.2.           Upon execution of this Agreement, the Company releases and forever discharges Holder of and from any and all manner of actions, suits, debts, sums of money, contracts, agreements, claims and demands at law or in equity, that the Company had, or may have arising from the Warrant, the Purchase Agreement or any securities issued under the Purchase Agreement.

8.             Miscellaneous. The provisions set forth in this Section 8 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein.

8.1.           Governing Law; Venue. This Agreement and all other Transaction Documents shall be governed by and interpreted in accordance with the laws of the State of Utah without giving effect to the principles thereof regarding the conflict of laws. Each party consents to and expressly agrees that exclusive venue for Arbitration (as defined in Exhibit B) of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined below), for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (a) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (b) expressly submits to the exclusive venue of any such court for the purposes hereof, and (c) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

8.2.           Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit B) arising under this Agreement or any other Transaction Document or other agreements between the parties and their affiliates to binding arbitration pursuant to the arbitration provisions set forth in Exhibit B attached hereto (the “Arbitration Provisions”). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, the Company represents, covenants and warrants that the Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that the Company will not take a position contrary to the foregoing representations. The Company acknowledges and agrees that Holder may rely upon the foregoing representations and covenants of the Company regarding the Arbitration Provisions.

8.3.           Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Except as otherwise expressly provided herein, no person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

8.4.           Pronouns.  All pronouns and any variations thereof in this Agreement refer to the masculine, feminine or neuter, singular or plural, as the context may permit or require.

8.5.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

8.6.           Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.7.           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

8.8.           Entire Agreement. This Agreement, together with the other Transaction Documents, constitutes and contains the entire agreement between the parties hereto, and supersedes all prior oral or written agreements and understandings between Holder, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Holder makes any representation, warranty, covenant or undertaking with respect to such matters.

8.9.           No Reliance. The Company acknowledges and agrees that neither Holder nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to the Company or any of its officers, directors, stockholders, agents, representatives, or employees except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, the Company is not relying on any representation, warranty, covenant or promise of Holder or its officers, directors, members, managers, agents or representatives other than as set forth in the Transaction Documents.

8.10.           Amendment. Any amendment, supplement or modification of or to any provision of this Agreement, shall be effective only if it is made or given by an instrument in writing (excluding any email message) and signed by the Company and Holder.

8.11.           No Waiver. No forbearance, failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement shall be effective (a) only if it is made or given in writing (including an email message) and (b) only in the specific instance and for the specific purpose for which made or given.

8.12.           Assignment. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Holder, which consent may be withheld at the sole discretion of Holder; provided, however, that in the case of a merger, sale of substantially all of the Company’s assets or other corporate reorganization, Holder shall not unreasonably withhold, condition or delay such consent. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Holder hereunder may be assigned by Holder to a third party, including its financing sources, in whole or in part.

8.13.           Advice of Counsel. In connection with the preparation of this Agreement and all other Transaction Documents, each of the Company, its stockholders, officers, agents, and representatives acknowledges and agrees that the attorney that prepared this Agreement and all of the other Transaction Documents acted as legal counsel to Holder only.  Each of the Company, its stockholders, officers, agents, and representatives (a) hereby acknowledges that he/she/it has been, and hereby is, advised to seek legal counsel and to review this Agreement and all of the other Transaction Documents with legal counsel of his/her/its choice, and (b) either has sought such legal counsel or hereby waives the right to do so.

8.14.           No Strict Construction. The language used in this Agreement is the language chosen mutually by the parties hereto and no doctrine of construction shall be applied for or against any party.

8.15.           Attorneys’ Fees.  In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money (which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses.  Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

8.16.           Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY.  THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

8.17.           Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.18.           Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (b) the earlier of the date delivered or the third Trading Day (as defined below) after deposit, postage prepaid, in the United States Postal Service by certified mail, or (c) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) Trading Days’ advance written notice similarly given to each of the other parties hereto):

If to the Company:

Breathe Ecig Corp.
Attn: Joshua Kimmel
322 Nancy Lynn Lane, Suite 7
Knoxville, Tennessee 37919

If to Holder:

Typenex Co-Investment, LLC
Attn: John M. Fife
303 East Wacker Drive, Suite 1040
Chicago, Illinois  60601

with a copy to (which shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC
Attn: Jonathan K. Hansen
3051 West Maple Loop Drive, Suite 325
Lehi, Utah 84043
Telephone: 801.922.5000
Email: jhansen@hbaalaw.com

For purposes of this Agreement, “Trading Day” means any day during which the principal trading market for the Company’s securities in the United States shall be open for business.

8.19.           Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for the maximum time allowable by applicable law.

8.20.           Transaction Fees. Each party shall be responsible for its own attorneys’ fees and other costs and expenses associated with documenting and closing the transaction contemplated by this Agreement.

8.21.           Ownership Limitation. If at any time, Holder shall or would receive shares of Common Stock under this Agreement, so that Holder would, together with other shares of Common Stock held by it or its affiliates, hold by virtue of such action or receipt of additional shares of Common Stock a number of shares exceeding 9.99% of the shares of the Common Stock outstanding on such date (the “Maximum Percentage”), then the Company shall not be obligated and shall not issue to Holder shares of Common Stock which would exceed the Maximum Percentage, but only until such time as the Maximum Percentage would no longer be exceeded by any such receipt of shares of Common Stock by Holder. The shares of Common Stock issuable to Holder that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. The Company will reserve the Ownership Limitation Shares for the exclusive benefit of Holder. From time to time, Holder may notify the Company in writing of the number of the Ownership Limitation Shares that may be issued to Holder without causing Holder to exceed the Maximum Percentage. Upon receipt of such notice, the Company shall be unconditionally obligated to immediately issue such designated shares to Holder, with a corresponding reduction in the number of the Ownership Limitation Shares. For purposes of this Section, beneficial ownership of Common Stock will be determined under Section 13(d) of the Exchange Act.

8.22.           Specific Performance. The Company and Holder acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement or any of the other Transaction Documents were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, without (except as specified in the Arbitration Provisions) the necessity to post a bond, to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

8.23.           Time is of the Essence. Time is expressly made of the essence of each and every provision of this Agreement and the Transaction Documents.

8.24.           Voluntary Agreement. The Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for the Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. The Company has had the opportunity to seek the advice of an attorney of the Company’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

[Remainder of the page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Exchange Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

HOLDER:

Typenex Co-Investment, LLC

By: Red Cliffs Investments, Inc., its Manager

By: /s/ John M. Fife
      John M. Fife, President

COMPANY:

Breathe Ecig Corp.

By:           /s/ Joshua Kimmel
Name:      ______________
Title:        ______________

ATTACHMENTS:

Exhibit A                      Secretary’s Certificate
Exhibit B                      Arbitration Provisions

[Signature Page to Exchange Agreement]

EXHIBIT B

ARBITRATION PROVISIONS

1.      Dispute Resolution. For purposes of this Exhibit B, the term “Claims” means any disputes, claims, demands, causes of action, requests for injunctive relief, requests for specific performance, liabilities, damages, losses, or controversies whatsoever arising from, related to, or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement (or these Arbitration Provisions (defined below)) or any of the other Transaction Documents. The parties to the Agreement (the “parties”) hereby agree that the arbitration provisions set forth in this Exhibit B (“Arbitration Provisions”) are binding on each of them. As a result, any attempt to rescind the Agreement (or these Arbitration Provisions) or declare the Agreement (or these Arbitration Provisions) or any other Transaction Document invalid or unenforceable for any reason is subject to these Arbitration Provisions. These Arbitration Provisions shall also survive any termination or expiration of the Agreement. Any capitalized term not defined in these Arbitration Provisions shall have the meaning set forth in the Agreement.

2.      Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) to be conducted exclusively in Salt Lake County or Utah County, Utah and pursuant to the terms set forth in these Arbitration Provisions. Subject to the arbitration appeal right provided for in Paragraph 5 below (the “Appeal Right”), the parties agree that the award of the arbitrator rendered pursuant to Paragraph 4 below (the “Arbitration Award”) shall be (a) final and binding upon the parties, (b) the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator, and (c) promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Subject to the Appeal Right, any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Arbitration Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Arbitration Award shall include default interest (as defined or otherwise provided for in the Note (“Default Interest”)) (with respect to monetary awards) at the rate of 22% per annum both before and after the Arbitration Award. Judgment upon the Arbitration Award will be entered and enforced by any state or federal court sitting in Salt Lake County, Utah.

3.      The Arbitration Act.  The parties hereby incorporate herein the provisions and procedures set forth in the Utah Uniform Arbitration Act, U.C.A. § 78B-11-101 et seq. (as amended or superseded from time to time, the “Arbitration Act”). Notwithstanding the foregoing, pursuant to, and to the maximum extent permitted by, Section 105 of the Arbitration Act, in the event of conflict or variation between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control and the parties hereby waive or otherwise agree to vary the effect of all requirements of the Arbitration Act that may conflict with or vary from these Arbitration Provisions.

4.      Arbitration Proceedings. Arbitration between the parties will be subject to the following:

4.1        Initiation of Arbitration.  Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under Section 8.18 of the Agreement; provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered to such other party under Section 8.18 of the Agreement (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to Section 8.18 of the Agreement or any other method permitted thereunder. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Utah Rules of Civil Procedure.

4.2        Selection and Payment of Arbitrator.

(a)  Within ten (10) calendar days after the Service Date, Holder shall select and submit to the Company the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such three (3) designated persons hereunder are referred to herein as the “Proposed Arbitrators”). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a “neutral” with Utah ADR Services. Within five (5) calendar days after Holder has submitted to the Company the names of the Proposed Arbitrators, the Company must select, by written notice to Holder, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If the Company fails to select one of the Proposed Arbitrators in writing within such 5-day period, then Holder may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to the Company.

(b)  If Holder fails to submit to the Company the Proposed Arbitrators within ten (10) calendar days after the Service Date pursuant to subparagraph (a) above, then the Company may at any time prior to Holder so designating the Proposed Arbitrators, identify the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service by written notice to Holder. Holder may then, within five (5) calendar days after the Company has submitted notice of its selected arbitrators to Holder, select, by written notice to the Company, one (1) of the selected arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Holder fails to select in writing and within such 5-day period one (1) of the three (3) Proposed Arbitrators selected by the Company, then the Company may select the arbitrator from its three (3) previously selected Proposed Arbitrator by providing written notice of such selection to Holder.

(c)  If a Proposed Arbitrator chosen to serve as arbitrator declines or is otherwise unable to serve as arbitrator, then the party that selected such Proposed Arbitrator may select one (1) of the other three (3) Proposed Arbitrators within three (3) calendar days of the date the chosen Proposed Arbitrator declines or notifies the parties he or she is unable to serve as arbitrator. If all three (3) Proposed Arbitrators decline or are otherwise unable to serve as arbitrator, then the arbitrator selection process shall begin again in accordance with this Paragraph 4.2.

(d)  The date that the Proposed Arbitrator selected pursuant to this Paragraph 4.2 agrees in writing (including via email) delivered to both parties to serve as the arbitrator hereunder is referred to herein as the “Arbitration Commencement Date”.  If an arbitrator resigns or is unable to act during the Arbitration, a replacement arbitrator shall be chosen in accordance with this Paragraph 4.2 to continue the Arbitration.  If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association.

(e)         Subject to Paragraph 4.10 below, the cost of the arbitrator must be paid equally by both parties.  Subject to Paragraph 4.10 below, if one party refuses or fails to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount being added to or subtracted from, as applicable, the Arbitration Award.

4.3        Applicability of Certain Utah Rules.  The parties agree that the Arbitration shall be conducted generally in accordance with the Utah Rules of Civil Procedure and the Utah Rules of Evidence. More specifically, the Utah Rules of Civil Procedure shall apply, without limitation, to the filing of any pleadings, motions or memoranda, the conducting of discovery, and the taking of any depositions. The Utah Rules of Evidence shall apply to any hearings, whether telephonic or in person, held by the arbitrator. Notwithstanding the foregoing, it is the parties’ intent that the incorporation of such rules will in no event supersede these Arbitration Provisions. In the event of any conflict between the Utah Rules of Civil Procedure or the Utah Rules of Evidence and these Arbitration Provisions, these Arbitration Provisions shall control.

4.4        Answer and Default.  An answer and any counterclaims to the Arbitration Notice shall be required to be delivered to the party initiating the Arbitration within twenty (20) calendar days after the Arbitration Commencement Date. If an answer is not delivered by the required deadline, the arbitrator must provide written notice to the defaulting party stating that the arbitrator will enter a default award against such party if such party does not file an answer within five (5) calendar days of receipt of such notice. If an answer is not filed within the five (5) day extension period, the arbitrator must render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

4.5        Related Litigation.  The party that delivers the Arbitration Notice to the other party shall have the option to also commence concurrent legal proceedings with any state or federal court sitting in Salt Lake County, Utah (“Litigation Proceedings”), subject to the following: (a) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (b) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an Arbitration Award (or Appeal Panel Award (defined below), as applicable) hereunder, (c) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (d) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator (or of the Appeal Panel (defined below)) may be entered in such Litigation Proceedings pursuant to the Arbitration Act.

4.6        Discovery.  Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted as follows:

(a)         Written discovery will only be allowed if the likely benefits of the proposed written discovery outweigh the burden or expense thereof, and the written discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking written discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

    (i)         To facts directly connected with the transactions contemplated by the Agreement.

    (ii)         To facts and information that cannot be obtained from another source or in another manner that is more convenient, less burdensome or less expensive than in the manner requested.

(b)         No party shall be allowed (i) more than fifteen (15) interrogatories (including discrete subparts), (ii) more than fifteen (15) requests for admission (including discrete subparts), (iii) more than ten (10) document requests (including discrete subparts), or (iv) more than three (3) depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition. The costs associated with depositions will be borne by the party taking the deposition. The party defending the deposition will submit a notice to the party taking the deposition of the estimated attorneys’ fees that such party expects to incur in connection with defending the deposition. If the party defending the deposition fails to submit an estimate of attorneys’ fees, then such party shall be deemed to have waived its right to the estimated attorneys’ fees.  The party taking the deposition must pay the party defending the deposition the estimated attorneys’ fees prior to taking the deposition, unless such obligation is deemed to be waived as set forth in the immediately preceding sentence. If the party taking the deposition believes that the estimated attorneys’ fees are unreasonable, such party may submit the issue to the arbitrator for a decision.  All depositions will be taken in Utah.

(c)         Any party submitting any written discovery requests, including without limitation interrogatories, requests for production, subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys’ fees and costs, as determined by the arbitrator, before the responding party has any obligation to produce or respond to the same.

(d)         All discovery requests (including document production requests included in deposition notices) must be submitted in writing to the arbitrator and the other party. The party submitting the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Utah Rules of Civil Procedure. The receiving party will then be allowed, within five (5) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the attorneys’ fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys’ fees and costs and/or challenge(s) to one or more discovery requests, consistent with subparagraph (c) above, the arbitrator will within three (3) calendar days make a finding as to the likely attorneys’ fees and costs associated with responding to the discovery requests and issue an order that (i) requires the requesting party to prepay the attorneys’ fees and costs associated with responding to the discovery requests, and (ii) requires the responding party to respond to the discovery requests as limited by the arbitrator within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. If a party entitled to submit an estimate of attorneys’ fees and costs and/or a challenge to discovery requests fails to do so within such 5-day period, the arbitrator will make a finding that (A) there are no attorneys’ fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests.

(e)         In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Utah Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Utah Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.

(f)         Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted within sixty (60) days of the Arbitration Commencement Date. Each party will be allowed a maximum of two (2) experts. Expert reports must contain the following: (i) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (ii) the expert’s name and qualifications, including a list of all the expert’s publications within the preceding ten (10) years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding ten (10) years; and (iii) the compensation to be paid for the expert’s report and testimony. The parties are entitled to depose any other party’s expert witness one (1) time for no more than four (4) hours. An expert may not testify in a party’s case-in-chief concerning any matter not fairly disclosed in the expert report.

4.6        Dispositive Motions.  Each party shall have the right to submit dispositive motions pursuant Rule 12 or Rule 56 of the Utah Rules of Civil Procedure (a “Dispositive Motion”). The party submitting the Dispositive Motion may, but is not required to, deliver to the arbitrator and to the other party a memorandum in support (the “Memorandum in Support”) of the Dispositive Motion. Within seven (7) calendar days of delivery of the Memorandum in Support, the other party shall deliver to the arbitrator and to the other party a memorandum in opposition to the Memorandum in Support (the “Memorandum in Opposition”). Within seven (7) calendar days of delivery of the Memorandum in Opposition, as applicable, the other party shall deliver to the arbitrator and to the other party a reply memorandum to the Memorandum in Opposition (“Reply Memorandum”). If the applicable party shall fail to deliver the Memorandum in Opposition as required above, or if the other party shall fail to deliver the Reply Memorandum as required above, then the applicable party shall lose its right to so deliver the same, and the Dispositive Motion shall proceed regardless.

4.7        Confidentiality.  All information disclosed by either party (or such party’s agents) during the Arbitration process (including without limitation information disclosed during the discovery process or any Appeal (defined below)) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party (or its agents) during the Arbitration process (including without limitation during the discovery process or any Appeal) unless (a) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party or its agents, (b) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure, or (c) such information is disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, the arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

4.8        Authorization; Timing; Scheduling Order.  Subject to all other portions of these Arbitration Provisions, the parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the Arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an Arbitration Award must be made within one hundred twenty (120) calendar days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 120-day period.

4.9        Relief.  The arbitrator shall have the right to award or include in the Arbitration Award (or in a preliminary ruling) any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

4.10      Fees and Costs.  As part of the Arbitration Award, the arbitrator is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to pay the full amount of any unpaid costs and fees of the arbitrator, discovery costs, or any other expenses, costs and fees associated with the Arbitration, and to reimburse the prevailing party for all reasonable attorneys’ fees, previously paid arbitrator fees, expert witness fees and other expenses, costs and fees paid or otherwise incurred by the prevailing party in connection with the Arbitration.

5.      Arbitration Appeal.

5.1        Initiation of Appeal.  Following the entry of the Arbitration Award, either party (the “Appellant”) shall have a period of thirty (30) calendar days in which to notify the other party (the “Appellee”), in writing, that the Appellant elects to appeal (the “Appeal”) the Arbitration Award (such notice, an “Appeal Notice”) to a panel of arbitrators as provided in Paragraph 5.2 below.  The date the Appellant delivers an Appeal Notice to the Appellee is referred to herein as the “Appeal Date”. The Appeal Notice must be delivered to the Appellee in accordance with the provisions of Paragraph 4.1 above with respect to delivery of an Arbitration Notice.  In addition, together with delivery of the Appeal Notice to the Appellee, the Appellant must also pay for (and provide proof of such payment to the Appellee together with delivery of the Appeal Notice) a bond in the amount of 110% of the sum the Appellant owes to the Appellee as a result of the Arbitration Award the Appellant is appealing.  In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of this Paragraph 5.1, the Appeal will occur as a matter of right and, except as specifically set forth herein, will not be further conditioned.  In the event a party does not deliver an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline prescribed in this Paragraph 5.1, such party shall lose its right to appeal the Arbitration Award.  If no party delivers an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline described in this Paragraph 5.1, the Arbitration Award shall be final.  The parties acknowledge and agree that any Appeal shall be deemed part of the parties’ agreement to arbitrate for purposes of these Arbitration Provisions and the Arbitration Act.

5.2        Selection and Payment of Appeal Panel.  In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of Paragraph 5.1 above, the Appeal will be heard by a three (3) person arbitration panel (the “Appeal Panel”).

(a)         Within ten (10) calendar days after the Appeal Date, the Appellee shall select and submit to the Appellant the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such five (5) designated persons hereunder are referred to herein as the “Proposed Appeal Arbitrators”). For the avoidance of doubt, each Proposed Appeal Arbitrator must be qualified as a “neutral” with Utah ADR Services, and shall not be the arbitrator who rendered the Arbitration Award being appealed (the “Original Arbitrator”). Within five (5) calendar days after the Appellee has submitted to the Appellant the names of the Proposed Appeal Arbitrators, the Appellant must select, by written notice to the Appellee, three (3) of the Proposed Appeal Arbitrators to act as the members of the Appeal Panel. If the Appellant fails to select three (3) of the Proposed Appeal Arbitrators in writing within such 5-day period, then the Appellee may select such three (3) arbitrators from the Proposed Appeal Arbitrators by providing written notice of such selection to the Appellant.

            (b)         If the Appellee fails to submit to the Appellant the names of the Proposed Appeal Arbitrators within ten (10) calendar days after the Appeal Date pursuant to subparagraph (a) above, then the Appellant may at any time prior to the Appellee so designating the Proposed Appeal Arbitrators, identify the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service (none of whom may be the Original Arbitrator) by written notice to the Appellee. The Appellee may then, within five (5) calendar days after the Appellant has submitted notice of its selected arbitrators to the Appellee, select, by written notice to the Appellant, three (3) of such selected arbitrators to serve on the Appeal Panel. If the Appellee fails to select in writing within such 5-day period three (3) of the arbitrators selected by the Appellant to serve as the members of the Appeal Panel, then the Appellant may select the three (3) members of the Appeal Panel from the Appellant’s list of five (5) arbitrators by providing written notice of such selection to the Appellee.

(c)         If a selected Proposed Appeal Arbitrator declines or is otherwise unable to serve, then the party that selected such Proposed Appeal Arbitrator may select one (1) of the other five (5) designated Proposed Appeal Arbitrators within three (3) calendar days of the date a chosen Proposed Appeal Arbitrator declines or notifies the parties he or she is unable to serve as an arbitrator. If at least three (3) of the five (5) designated Proposed Appeal Arbitrators decline or are otherwise unable to serve, then the Proposed Appeal Arbitrator selection process shall begin again in accordance with this Paragraph 5.2; provided, however, that any Proposed Appeal Arbitrators who have already agreed to serve shall remain on the Appeal Panel.

(d)         The date that all three (3) Proposed Appeal Arbitrators selected pursuant to this Paragraph 5.2 agree in writing (including via email) delivered to both the Appellant and the Appellee to serve as members of the Appeal Panel hereunder is referred to herein as the “Appeal Commencement Date”.  No later than five (5) calendar days after the Appeal Commencement Date, the Appellee shall designate in writing (including via email) to the Appellant and the Appeal Panel the name of one (1) of the three (3) members of the Appeal Panel to serve as the lead arbitrator in the Appeal proceedings. Each member of the Appeal Panel shall be deemed an arbitrator for purposes of these Arbitration Provisions and the Arbitration Act, provided that, in conducting the Appeal, the Appeal Panel may only act or make determinations upon the approval or vote of no less than the majority vote of its members, as announced or communicated by the lead arbitrator on the Appeal Panel.  If an arbitrator on the Appeal Panel ceases or is unable to act during the Appeal proceedings, a replacement arbitrator shall be chosen in accordance with Paragraph 5.2 above to continue the Appeal as a member of the Appeal Panel.  If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrators for the Appeal Panel shall be selected under the then prevailing rules of the American Arbitration Association.

(d)         Subject to Paragraph 5.7 below, the cost of the Appeal Panel must be paid entirely by the Appellant.

5.3         Appeal Procedure.  The Appeal will be deemed an appeal of the entire Arbitration Award. In conducting the Appeal, the Appeal Panel shall conduct a de novo review of all Claims described or otherwise set forth in the Arbitration Notice.  Subject to the foregoing and all other provisions of this Paragraph 5, the Appeal Panel shall conduct the Appeal in a manner the Appeal Panel considers appropriate for a fair and expeditious disposition of the Appeal, may hold one or more hearings and permit oral argument, and may review all previous evidence and discovery, together with all briefs, pleadings and other documents filed with the Original Arbitrator (as well as any documents filed with the Appeal Panel pursuant to Paragraph 5.4(a) below).  Notwithstanding the foregoing, in connection with the Appeal, the Appeal Panel shall not permit the parties to conduct any additional discovery or raise any new Claims to be arbitrated, shall not permit new witnesses or affidavits, and shall not base any of its findings or determinations on the Original Arbitrator’s findings or the Arbitration Award.

        5.4      Timing.

(a)         Within seven (7) calendar days of the Appeal Commencement Date, the Appellant (i) shall deliver or cause to be delivered to the Appeal Panel copies of the Appeal Notice, all discovery conducted in connection with the Arbitration, and all briefs, pleadings and other documents filed with the Original Arbitrator (which material Appellee shall have the right to review and supplement if necessary), and (ii) may, but is not required to, deliver to the Appeal Panel and to the Appellee a Memorandum in Support of the Appellant’s arguments concerning or position with respect to all Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration. Within seven (7) calendar days of the Appellant’s delivery of the Memorandum in Support, as applicable, the Appellee shall deliver to the Appeal Panel and to the Appellant a Memorandum in Opposition to the Memorandum in Support. Within seven (7) calendar days of the Appellee’s delivery of the Memorandum in Opposition, as applicable, the Appellant shall deliver to the Appeal Panel and to the Appellee a Reply Memorandum to the Memorandum in Opposition. If the Appellant shall fail to substantially comply with the requirements of clause (i) of this subparagraph (a), the Appellant shall lose its right to appeal the Arbitration Award, and the Arbitration Award shall be final.  If the Appellee shall fail to deliver the Memorandum in Opposition as required above, or if the Appellant shall fail to deliver the Reply Memorandum as required above, then the Appellee or the Appellant, as the case may be, shall lose its right to so deliver the same, and the Appeal shall proceed regardless.

(b)         Subject to subparagraph (a) above, the parties hereby agree that the Appeal must be heard by the Appeal Panel within thirty (30) calendar days of the Appeal Commencement Date, and that the Appeal Panel must render its decision within thirty (30) calendar days after the Appeal is heard (and in no event later than sixty (60) calendar days after the Appeal Commencement Date).

5.5         Appeal Panel Award.  The Appeal Panel shall issue its decision (the “Appeal Panel Award”) through the lead arbitrator on the Appeal Panel.  Notwithstanding any other provision contained herein, the Appeal Panel Award shall (a) supersede in its entirety and make of no further force or effect the Arbitration Award (provided that any protective orders issued by the Original Arbitrator shall remain in full force and effect), (b) be final and binding upon the parties, with no further rights of appeal, (c) be the sole and exclusive remedy between the parties regarding any Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration, and (d) be promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards).  Any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Appeal Panel Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Appeal Panel Award shall include Default Interest (with respect to monetary awards) at the rate of 22% per annum both before and after the Arbitration Award. Judgment upon the Appeal Panel Award will be entered and enforced by a state or federal court sitting in Salt Lake County, Utah.

5.6         Relief.  The Appeal Panel shall have the right to award or include in the Appeal Panel Award any relief which the Appeal Panel deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the Appeal Panel may not award exemplary or punitive damages.

5.7         Fees and Costs.  As part of the Appeal Panel Award, the Appeal Panel is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration and the Appeal Panel, and (b) reimburse the prevailing party (the party being awarded the most amount of money by the Appeal Panel,  which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any part) the reasonable attorneys’ fees, arbitrator and Appeal Panel costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration (including without limitation in connection with the Appeal).

6.      Miscellaneous.

6.1        Severability. If any part of these Arbitration Provisions is found to violate or be illegal under applicable law, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law, and the remainder of the Arbitration Provisions shall remain unaffected and in full force and effect.

6.2        Governing Law.  These Arbitration Provisions shall be governed by the laws of the State of Utah without regard to the conflict of laws principles therein.

6.3        Interpretation.  The headings of these Arbitration Provisions are for convenience of reference only and shall not form part of, or affect the interpretation of, these Arbitration Provisions.

6.4        Waiver. No waiver of any provision of these Arbitration Provisions shall be effective unless it is in the form of a writing signed by the party granting the waiver.

6.5        Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of these Arbitration Provisions.

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